UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  June 4, 2019

TPT Global Tech, Inc.

(Exact name of registrant as specified in its charter)

Florida	333-222094	81-3903357
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

501 West Broadway, Suite 800, San Diego, CA 92101

(Address of Principal Executive Offices) (Zip Code)

(619)301-4200

Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

1

Item 1.01 Entry into a Material Definitive Agreement

SpeedConnect, LLC Asset Purchase Agreement Amendment

Effective April 3, 2019, TPT Global Tech, Inc. (the “Company”) entered into an Asset Purchase Agreement with SpeedConnect, LLC (“SpeedConnect”) to acquire substantially all of the assets of SpeedConnect for $2 million and the assumption of certain liabilities. The Asset Purchase Agreement was completed on June 10, 2019 with the final payment by the Company of $750,000. This final payment included a discount of $250,000 from the original $1,000,000 remaining balance. The discount was given by the seller and both the seller and the Company agreed that this would be provided as additional working capital. The Company was able to finance the remaining payment with the help of financing agreements described herein. A copy of the Asset Purchase Agreement Amendment is attached hereto as Exhibit 10.1.

Crestmark Bank Promissory Note and Business Term Loan Agreement

On June 4, 2019, TPT the Company finalized a financing agreement dated May 28, 2019 with Crestmark Bank (“Crestmark”) for a promissory note of $500,000 (“Promissory Note”). The Promissory Note is due May 1, 2022, pays interest at the prime rate plus 6% per annum. Payments for the first year are interest only and then payment for the next two years are principal and interest such that the promissory note is paid in full on May 1, 2022. The Promissory Note is collateralized by assets of a related party investor. The Promissory Note and Business Term Loan Agreement are attached hereto as Exhibit 10.2.

Odyssey Capital Funding, LLC Securities Purchase Agreement and Convertible Promissory Note

On June 5, 2019, the Company finalized a Securities Purchase Agreement dated June 4, 2019 with Odyssey Capital Funding, LLC. (“Odyssey”) for the purchase of a $525,000 Convertible Promissory Note (“Convertible Promissory Note”). The Convertible Promissory Note is due June 3, 2020, pays interest at the rate of 12% per annum and gives the holder the right from time to time, and at any time during the period beginning 180 days from the origination date to convert all of the outstanding balance into common stock of the Company limited to 4.99% of the outstanding common stock of the Company. The conversion price is 55% multiplied by the average of the two lowest trading prices for the common stock during the previous 20 trading days prior to the applicable conversion date. The Convertible Promissory Note may be prepaid in full at 125% to 145% up to 180 days from origination. The Securities Purchase Agreement is attached hereto as Exhibit 10.3. The Convertible Promissory Note is attached hereto as Exhibit 10.4.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosures under Item 1.01 of this Current Report on Form 8-K.

1

Item 9.01 Exhibits

The following exhibits are filed with this report on Form 8-K.

Exhibit Number	Exhibit
10.1	SpeedConnect, LLC Asset Purchase Agreement Amendment

10.2	Crestmark Bank Promissory Note and Business Term Loan Agreement

10.3	Odyssey Capital Funding, LLC Securities Purchase Agreement

10.4	Odyssey Capital Funding, LLC Convertible Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

TPT GLOBAL TECH, INC.

By:/s/ Stephen J. Thomas, III

Stephen J. Thomas, III,

Title: Chief Executive Officer

Date: June 11, 2019

2